Exhibit 99.1

Ondas Holdings Inc. Announces Trading on the OTCQB Venture Market

SUNNYVALE, Calif. – December 19, 2018 – Ondas Holdings Inc. (OTCQB: ONDS), today announced that the Company’s common stock has met the requirements and will commence trading effective today on the OTCQB, operated by OTC Markets Group. OTCQB is designed for early-stage and developing U.S. and international companies. To be eligible, companies must be current in their reporting and undergo an annual verification and management certification process. OTCQB is considered by the SEC an ‘established public market’ for determining price when registering securities for resale.

Eric Brock, Chairman and Chief Executive Officer of Ondas Holdings stated, “We are pleased to be recognized as we move up to the OTCQB tier and continue our high standards of transparency and financial reporting disclosure.”

About Ondas Holdings Inc.

Ondas Holdings Inc., through its wholly owned subsidiary, Ondas Networks Inc., is a developer of private licensed wireless data networks for mission-critical industrial markets. The Company designs and manufactures its multi-patented, Software Defined Radio (SDR) platform for Mission Critical IoT (MC-IoT) applications. Ondas Networks’ customer end markets include utilities, oil and gas, transportation, and government entities whose demands span a wide range of mission critical applications that require secure communications over large and diverse geographical areas, many of which are within challenging radio frequency environments. Customers use our SDR technology to deploy their own private licensed broadband wireless networks. The Company also offers mission-critical entities the option of a managed network service. Ondas Networks’ SDR technology supports IEEE 802.16s, the new worldwide standard for private licensed wide area industrial networks. For additional information, visit www.ondas.com, www.otcmarkets.com or follow Ondas Networks on Twitter and LinkedIn.

Forward Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve substantial uncertainties and risks and are based upon our current expectations, estimates and projections and reflect our beliefs and assumptions based upon information available to us at the date of this release. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including, the risks discussed under the heading “RISK FACTORS” in our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 4, 2018, as amended on October 22, 2018 and in our other filings with the Securities and Exchange Commission. Forward-looking statements by their nature involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Ondas Networks to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

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Media Contact

Kate Caruso-Sharpe

kate.caruso-sharpe@ondas.com

888.350.9994 Ext. 22